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                                                                     EXHIBIT 5.1

                          [VINSON & ELKINS LETTERHEAD]


                                 March 21, 2001


Duke Energy Field Services, LLC
370 17th Street, Suite 900
Denver, Colorado 80202

Ladies and Gentlemen:

         We have acted as counsel for Duke Energy Field Services, LLC, a Delaware limited liability company (the "Company"), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The aggregate initial offering price of the Debt Securities offered by the Company hereby will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Debt Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Limited Liability Company Agreement of the Company and (ii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indenture relating to the Debt Securities (the "Indenture") will be duly authorized, executed and delivered by the parties thereto; and (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

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Duke Energy Field Services, LLC
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March 21, 2001


         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when
(a) the Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary limited liability company action to approve the issuance and terms of any such Debt Securities,
(c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) when such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the applicable Prospectus Supplement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

         The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity Of The Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                       Very truly yours,



                                       Vinson & Elkins L.L.P.